                                                                      Exhibit 11

                  Morgan Stanley, Dean Witter, Discover & Co.
                       Computation of Earnings Per Share
                       (In millions, except share data)


                                                    Three Months Ended                                Six Months Ended
                                             -------------------------------             --------------------------------------
                                                May 31,            May 31,                     May 31,                May 31,
                                                 1997                1996                       1997                   1996
                                             --------------   --------------              --------------        ---------------
PRIMARY:
Common stock and common stock equivalents:
  Average common shares outstanding            585,812,488      586,629,580                 582,201,045           588,341,570
  Average common shares issuable
    under employee benefit plans                12,470,047       11,320,368                  13,399,020            12,126,914
                                             --------------   --------------              --------------        ---------------

      Total average common and common
        equivalent shares outstanding          598,282,535      597,949,948                 595,600,065           600,468,484
                                             ==============   ==============              ==============        ===============

Earnings:
  Net income                                          $527             $568                      $1,098                $1,061
  Less:  Preferred stock dividend
         requirements                                   18               17                          37                    33
                                             --------------   --------------              --------------        ---------------
    Earnings applicable to common shares              $509             $551                      $1,061                $1,028
                                             ==============   ==============              ==============        ===============
Primary earnings per share                           $0.85            $0.92                       $1.78                 $1.71
                                             ==============   ==============              ==============        ===============

FULLY DILUTED:

Common stock and common stock equivalents:
  Average common shares outstanding            585,812,488      586,629,580                 582,201,045           588,341,570
  Average common shares issuable
    under employee benefit plans                13,763,739       11,925,517                  15,151,321            13,610,004
Common shares issuable upon conversion
    of ESOP preferred stock                     12,148,363       12,339,690                  12,171,735            12,365,039
                                             --------------   --------------              --------------        ---------------
      Total average common and common
        equivalent shares outstanding          611,724,590      610,894,787                 609,524,101           614,316,613
                                             ==============   ==============              ==============        ===============

Earnings:
  Net income                                          $527             $568                      $1,098                $1,061
  Less:  Preferred stock dividend
         requirements                                   17               16                          35                    31
                                             --------------   --------------              --------------        ---------------
    Earnings applicable to common shares              $510             $552                      $1,063                $1,030
                                             ==============   ==============              ==============        ===============
Fully diluted earnings per share                     $0.83            $0.90                       $1.74                 $1.68
                                             ==============   ==============              ==============        ===============